UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
July 3, 2006

STRUCTURED ASSET SECURITIES CORPORATION (as Depositor under the Trust Agreement, dated as of May 1, 2006, providing for the issuance of Lehman XS Trust Mortgage Pass-Through Certificates, Series 2006-GP2)

       Lehman XS Trust, Series 2006-GP2
(Issuing Entity)

         Structured Asset Securities Corporation
(Exact Name of Depositor as Specified in its Charter)

                    Lehman Brothers Holdings Inc.
(Exact Name of Sponsor as Specified in its Charter)

         Structured Asset Securities Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-129480	74-2440850
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

745 Seventh Avenue, 7th Floor New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 526-7000

                                            No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c

ITEM 6.02.  Change of Servicer or Trustee.

This Current Report on Form 8-K is being filed to disclose a servicing transfer from GreenPoint Mortgage Funding, Inc. (“GreenPoint”) to Aurora Loan Services LLC (“Aurora”) of the mortgage loans serviced pursuant to (i) the Flow Interim Servicing Agreement, dated as of December 12, 2001, and amendments thereto, dated as of March 14, 2003 and November 23, 2005, by and between Lehman Brothers Bank, FSB and GreenPoint, and (ii) the Flow Interim Servicing Agreement, dated as of April 10, 2006, by and between Lehman Capital, a Division of Lehman Brothers Holdings Inc. and GreenPoint, each as reconstituted by the Reconstituted Servicing Agreements, dated as of May 1, 2006, by and between Lehman Brothers Holdings Inc. (“LBH”) and GreenPoint (the “Mortgage Loans”).

As of July 1, 2006, the Mortgage Loans are serviced by Aurora pursuant to the Securitization Servicing Agreement, dated as of May 1, 2006, by and among Aurora, as Servicer, Aurora, as Master Servicer, and LBH, as Seller, and such Mortgage Loans are subserviced by GMAC Mortgage Corporation (“GMACM”) pursuant to the Securitization Subservicing Agreement, dated as of May 1, 2006, by and among GMACM, as Subservicer, LBH, as Seller, Aurora, as Master Servicer, and Aurora, as Servicer, as described in the Prospectus Supplement dated May 30, 2006 (the “Prospectus Supplement”) to the Prospectus dated April 3, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRUCTURED ASSET SECURITIES CORPORATION

By: /s/ Michael C. Hitzmann
Name: Michael C. Hitzmann Title: Senior Vice President
Date: July 5, 2006